SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 7, 2001

PALM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5470 Great America Parkway
Santa Clara, CA 95052
(Address of principal executive offices)

(408) 878-9000
(Registrant’s telephone number, including area code)

Item 5.    Other Events

          On December 7, 2001, Palm, Inc., a Delaware corporation, issued a press release announcing that it issued a convertible note in the principal amount of $50 million to a single investor (the “Note”). The Note bears interest at the rate of 5% per annum and is due in 2006.

          The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.    Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

Exhibit Number	Description
99.1	Palm, Inc. Press Release issued December 7, 2001

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PA	LM, INC.
(Re	gistrant)

Date: December 13, 2001	By: /s/ Judy Bruner

Judy Bruner

Senior Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Palm, Inc. Press Release issued December 7, 2001